EXHIBIT 5.1
June 6, 2008
RSC Holdings Inc.
6929 E. Greenway
Scottsdale, Arizona 85254
     Re: RSC Holdings Inc. Amended and Restated Stock Incentive Plan
Ladies and Gentlemen:
You have requested my opinion with respect to certain matters in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) by RSC Holdings Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended in connection with an offering of 3,600,000 shares of the common stock, no par value, of RSC Holdings Inc. (the “Shares”), pursuant to the RSC Holdings Inc. Amended and Restated Stock Incentive (the “Plan”).
In my capacity as Senior Vice President, General Counsel, and Corporate Secretary for the Company, I am familiar with and have reviewed (1) the Company’s Certificate of Incorporation and its by-laws, in each case as amended as of the date hereof, (2) the Registration Statement, including the exhibits thereto, (3) the materials maintained by the Company as Part I of the Registration Statement, and (4) resolutions of the Board of Directors of the Company approving the Plan. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate papers and instruments, as I have deemed appropriate to determine the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.
My opinion is expressed only with respect with to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. I express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.
Subject to the foregoing and the other matters set forth herein, it is my opinion that the Shares, when issued and sold in accordance with the Plan, the Registration Statement and related prospectus will be validly issued, fully paid and nonassessable.
I consent to the filing of this opinion as an exhibit to the Registration Statement.
Sincerely,
/s/ Kevin J. Groman
Kevin J. Groman
Senior Vice President, General Counsel, and Corporate
Secretary